Exhibit 10.4

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guaranty”) made as of May 31, 2013, CNL HEALTHCARE PROPERTIES, INC., a Maryland corporation (“Guarantor”), to and for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the benefit of the Lenders, its successors and assigns (“Agent”).

RECITALS

A. On or about the date hereof, CHP Batesville Healthcare Owner, LLC (“Batesville”), CHP Broadway Healthcare Owner, LLC (“Broadway”), CHP Jonesboro Healthcare Owner, LLC (“Jonesboro”), CHP Magnolia Healthcare Owner, LLC (“Magnolia”), CHP Mine Creek Healthcare Owner, LLC (“Mine Creek”), and CHP Searcy Healthcare Owner, LLC (“Searcy”) (Batesville, Broadway, Jonesboro, Magnolia, Mine Creek, and Searcy being collectively referred to as “Borrower”), Agent and the Lenders entered into that certain Secured Loan Agreement (“Loan Agreement”) whereby the Lenders agreed to make a secured term loan (the “Loan”) available to Borrower in the maximum aggregate amount at any time outstanding not to exceed the sum of Thirty Million and No/100 Dollars ($30,000,000.00), for the acquisition of the Projects.

B. In connection with the Loan, Borrowers have executed and delivered one or more promissory notes (collectively, the “Notes”), of even date herewith and payable to the order of the Lenders in the aggregate amount of $30,000,000.00, payment of which is secured by (i) the Mortgages made by Borrower in favor of Agent for the benefit of the Lenders on the Project and (ii) the other Loan Documents.

C. Guarantor will derive financial benefit from the Loan evidenced and secured by the Notes, the Mortgages and the other Loan Documents.

D. The Lenders have relied on the statements and agreements contained herein in agreeing to make the Loan. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the making of the Loan by the Lenders.

E. Initially capitalized terms used and not otherwise defined herein shall have the meanings respectively ascribed to them in the Loan Agreement.

AGREEMENTS

NOW, THEREFORE, intending to be legally bound, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, hereby covenants and agrees with Agent for the benefit of the Lenders and their respective successors, indorsees, transferees, participants and assigns as follows:

1. Guarantor absolutely, unconditionally and irrevocably guarantees to Lender:

(a) the full and prompt payment of any Enforcement Costs (as hereinafter defined in Section 8 hereof).

1

(b) any loss, damage, cost, expense, liability or obligation suffered or incurred by the Lenders arising out of, on account of, or in connection with the misapplication or conversion of any tenant security deposits, insurance proceeds, condemnation awards, or any proceeds from the sale of a portion of any Project received by any Borrower and not delivered over to Agent or used to restore the Project in accordance with the terms of the Loan Agreement;

(c) any loss, damage, cost, expense, liability or obligation suffered or incurred by the Lenders arising out or on account of or based upon any fraud or willful misrepresentation of a material fact by any Borrower or Guarantor in any document executed or presented to Agent or any Lender in connection with the Loan;

(d) any amount(s) necessary to repair or replace any damage to or destruction of any Project which is the result of willful misconduct or gross negligence on the part of any Borrower including, without limitation, waste, any act of arson or malicious destruction by any Borrower;

(e) any loss, damage, cost, expense, liability or obligation suffered or incurred by the Lenders out of or on account of or based upon the failure to maintain insurance as required by the Loan Documents or the failure to timely pay insurance premiums for any such required insurance or real estate taxes for any Project;

(f) any loss, damage, cost, expense, liability or obligation suffered or incurred by the Lenders out of or on account of or based upon the failure to timely pay any valid real estate taxes for any Project which could create liens on any portion of any Project which would be superior to the lien or security title of the applicable Mortgage or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant;

(g) the aggregate amount outstanding under the Loan Documents upon any Borrower or Guarantor (i) making a general assignment for the benefit of its creditors; (ii) filing a petition, answer or consent seeking, or having entered against it an order for relief (or any similar remedy) under any provision of Title 11 of the United States Code or any other federal, state or foreign Law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, or consent to the institution of any proceedings thereunder; (iii) convening a meeting of its creditors, or any class thereof, for the purpose of effecting a moratorium upon or extension or composition of its debts; (iv) admitting in writing that it is generally not able to pay its debts as they mature; or (v) applying for a consent to the appointment of a receiver, trustee, custodian, liquidator or other similar official of all or a portion of its assets;

(h) any loss, damage, cost, expense, liability or obligation suffered or incurred by the Lenders arising out of, on account of, or in connection with the failure of any Project to be properly licensed by the applicable Governmental Authority for the operation of the Improvements as skilled nursing care facilities for the number of Available Beds as set forth in the Loan Agreement; and

GUARANTY AGREEMENT	Page 2

(i) any loss, damage, cost, expense, liability or obligation suffered or incurred by the Lenders arising out of, on account of, or in connection with a distribution by any Borrower of Monthly Excess Cash Flow in violation of the provisions of the Loan Documents.

All amounts due, debts, liabilities and payment obligations described in subsections (a) – (i) of this Section 1 shall be hereinafter collectively referred to as the “Guaranteed Indebtedness.”

2. In the event of any default by Borrowers in the payment of the Guaranteed Indebtedness, after the expiration of any applicable cure or grace period, Guarantor agrees, on demand by Agent or the holder of any Note, to pay the Guaranteed Indebtedness regardless of any defense, right of set-off or claims which any Borrower or Guarantor may have against Agent or any Lender or the holder of any Note.

3. All of the remedies set forth herein and/or provided for in any of the Loan Documents or at law or equity shall be equally available to Agent and the Lenders, and the choice by Agent or the Lenders of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Agent to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Agent from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies in the event of a default hereunder will necessarily be and should properly be a matter of good faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Agent and the Lenders at the lowest cost to Borrowers and/or Guarantor. It is the intention of the parties that such good faith choice by Agent or any Lender be given conclusive effect regardless of such subsequent developments.

4. Guarantor does hereby (a) waive notice of acceptance of this Guaranty by Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) agree to refrain from asserting, until after repayment in full of the Loan, any defense, right of set-off or other claim which Guarantor may have against any Borrower, (c) waive any defense, right of set-off or other claim which Guarantor or any Borrower may have against any Agent, any Lender, or the holder of any Note, (d) waive any and all rights Guarantor may have under any anti-deficiency statute or other similar protections, (e) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, and (f) waive any failure by Agent or any Lender to inform Guarantor of any facts Agent or any Lender may now or hereafter know about any Borrower, any Project, the Loan, or the transactions contemplated by the Loan Agreement, it being understood and agreed that neither Agent nor any Lender has any duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrowers of all circumstances bearing on the risk of nonperformance of any Borrower’s obligations. Credit may be granted or continued from time to time by the Lenders to any Borrower without notice to

GUARANTY AGREEMENT	Page 3

or authorization from Guarantor, regardless of the financial or other condition of such Borrower at the time of any such grant or continuation. Neither Agent nor any Lender shall have any obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by Agent or any Lender. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Agent or any Lender except as expressly set forth in a writing duly signed and delivered by Agent on behalf of the Lenders.

5. Guarantor further agrees that Guarantor’s liability as guarantor shall in not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Notes or by any forbearance or delay in collecting interest or principal under the Notes, or by any waiver by Agent or any Lender under the Loan Agreement, any Mortgage or any other Loan Documents, or by Agent’s or any Lender’s failure or election not to pursue any other remedies it may have against any Borrower or Guarantor, or by any change or modification in any Note, the Loan Agreement, any Mortgage or any other Loan Document, or by the acceptance by Agent or any Lender of any additional security or any increase, substitution or change therein, or by the release by Agent or any Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Guaranteed Indebtedness even though Agent or any Lender might lawfully have elected to apply such payments to any part or all of the Guaranteed Indebtedness, it being the intent hereof that, subject to Agent’s and the Lenders’ compliance with the terms of this Guaranty, Guarantor shall remain liable for the payment of the Guaranteed Indebtedness, until the Guaranteed Indebtedness has been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Agent and the Lenders may at any time enter into agreements with Borrowers to amend and modify the Notes, the Loan Agreement, the Mortgages or other Loan Documents, and may waive or release any provision or provisions of the Notes, the Loan Agreement, the Mortgages and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Agent, the Lenders and Borrowers may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Agent’s or Lenders’ rights hereunder or Guarantor’s obligations hereunder.

6. This is an absolute, present and continuing guaranty of payment and not of collection. Guarantor agrees that this Guaranty may be enforced by Agent on behalf of the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Notes, the Loan Agreement, any Mortgage or any of the other Loan Documents through foreclosure or sale proceedings, as the case may be, under any Mortgage or otherwise, or resorting to any other guaranties, and Guarantor hereby waives any right to require Agent or any Lender to join any Borrower in any action brought hereunder or to commence any action against or obtain any judgment against any Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Agent on behalf of the Lenders from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Notes, the Loan Agreement, any Mortgage or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that

GUARANTY AGREEMENT	Page 4

the obligations of Guarantor hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. None of Guarantor’s obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of any Borrower under the Notes, the Loan Agreement, any Mortgage or other Loan Documents or by reason of the bankruptcy of any Borrower or by reason of any creditor or bankruptcy proceeding instituted by or against any Borrower. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Notes, the Loan Agreement, any Mortgage or any other Loan Document is rescinded or otherwise required to be returned by Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of any Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payment to Agent or such Lender had not been made, regardless of whether Agent or such Lender contested the order requiring the return of such payment. In the event of the foreclosure of the Mortgage and of a deficiency, Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrowers would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Agent on behalf of the Lenders institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this Guaranty.

7. In the event any Lender or any holder of any Note shall assign any Note to any lender or other entity to secure a loan from such lender or other entity to any Lender or such holder for an amount not in excess of the amount which will be due, from time to time, from Borrowers to any Lender under such Note with interest not in excess of the rate of interest which is payable by Borrowers under such Note, Guarantor will accord full recognition thereto and agree that all rights and remedies of such Lender or such holder hereunder shall be enforceable against Guarantor by such lender or other entity with the same force and effect and to the same extent as would have been enforceable by such lender or such holder but for such assignment; provided, however, that unless Agent shall otherwise consent in writing, Agent shall have an unimpaired right, prior and superior to that of its assignee or transferee, to enforce this Guaranty for Lender’s benefit to the extent any portion of the Guaranteed Indebtedness or any interest therein is not assigned or transferred.

8. If: (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is retained to represent Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty; (c) an attorney is retained to provide advice to Agent or any Lender or other representative of Agent or any other Lender in any proceedings whatsoever in connection with this Guaranty and Agent or such Lender prevails in such proceedings, then Guarantor shall pay to Agent or such Lender upon demand all reasonable attorney’s fees, costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty as well as the other Loan Documents.

GUARANTY AGREEMENT	Page 5

9. The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Agent and the Lenders under the remainder of this Guaranty shall continue in full force and effect.

10. TO THE GREATEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY AGENT. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), AGENT (BY ITS ACCEPTANCE HEREOF) AND GUARANTOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF CLEVELAND AND STATE OF OHIO, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE AGENT FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. AGENT AND GUARANTOR FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY OHIO STATE OR UNITED STATES COURT SITTING IN THE CITY OF CLEVELAND AND MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH PARTY SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

11. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the payment of the Guaranteed Indebtedness. Guarantor agrees that, until the entire Guaranteed Indebtedness has been paid in full, Guarantor will not seek, accept, or retain for its own account, any payment from Borrower on account of such subordinated debt. Any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for the Lenders and shall be paid over to Agent for the benefit of the Lenders on account of the Guaranteed Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

GUARANTY AGREEMENT	Page 6

12. Any amounts received by the Lenders from any source on account of the Loan may be utilized by the Lenders for the payment of the Guaranteed Indebtedness and any other obligations of any Borrower to the Lenders in such order as the Lenders may from time to time elect. Additionally, if the Guaranteed Indebtedness guaranteed hereby is less than the full indebtedness evidenced by the Notes, all rents, proceeds and avails of each Project, including proceeds of realization of the Lenders’ collateral, shall be deemed applied on the Guaranteed Indebtedness of Borrowers to the Lenders that is not guaranteed by Guarantor until such unguaranteed indebtedness of Borrowers to the Lenders has been fully repaid before being applied upon the Guaranteed Indebtedness guaranteed by Guarantor.

13. GUARANTOR AND AGENT (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

14. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Guarantor:

CNL Healthcare Properties, Inc.

450 South Orange Avenue

Orlando, Florida 32801

Attention:     Joseph T. Johnson, Senior Vice President and Chief Financial Officer

Attention:     Holly J. Greer, Esq., Senior Vice President and General Counsel

Telephone:   (407) 540-7500

Facsimile:    (407) 540-2544

With a copy to:	Lowndes Drosdick Doster Kantor & Reed, P.A. 215 North Eola Drive Orlando, Florida 32801 Attention: Peter L. Lopez, Esq. Telephone: (407) 843-4600 Facsimile: (407) 843-4444

GUARANTY AGREEMENT	Page 7

Agent:

KeyBank National Association

Mailcode: OH-01-51-0311

4910 Tiedeman Road, 3rd Floor

Brooklyn, Ohio 44144

Attention:     Amy L. MacLearie, KREC Commercial Loan Closer-Assistant Vice President

Telephone:    (216) 813-6935

Facsimile:     (216) 357-6383

With a copy to:	Alfred G. Kyle, Esq. Bracewell & Giuliani LLP 1445 Ross Avenue, Suite 3800 Dallas, Texas 75202 Telephone: (214) 758-1660 Facsimile: (214) 758-8360

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

15. In order to induce the Lenders to make the Loan, Guarantor makes the following representations and warranties to the Agent for the benefit of the Lender set forth in this Section. Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, the Lenders would not have agreed to make the Loan:

(a) Guarantor is duly formed, validly existing, and in good standing in its state of organization and has qualified to do business and is in good standing in any state in which it is necessary in the conduct of its business;

(b) Guarantor maintains an office at the address set forth for such party in Section 14;

(c) Any and all balance sheets, net worth statements, and other financial data with respect to Guarantor which have heretofore been given to Agent or any Lender by or on behalf of Guarantor fairly and accurately present the financial condition of Guarantor in all material respects as of the respective dates thereof;

(d) The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any Laws, order, rule, regulation, writ, injunction or decree now in effect of any Government Authority, or court having jurisdiction over Guarantor, (ii) any contractual restriction binding on or affecting Guarantor or Guarantor’s property or assets which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty, (iii) the instruments creating any trust holding title to any assets included in Guarantor’s financial statements, or (iv) the organizational documents of Guarantor;

(e) This Guaranty creates legal, valid, and binding obligations of Guarantor enforceable in accordance with its terms;

GUARANTY AGREEMENT	Page 8

(f) there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened or affecting Guarantor, which may adversely affect Guarantor’s ability to fulfill its material obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against Guarantor for an amount in excess of $100,000 which have been undischarged for a period of ten (10) or more consecutive days or the enforcement of which is not stayed by reason of a pending appeal or otherwise. Guarantor is not in default under any agreements which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty;

(g) All statements set forth in the Recitals are true and correct; and

(h) For purposes of this Section 15(h), the “Company” shall mean the Guarantor.

(i) No Person owns more than 10% of the Equity Shares. The Articles of Amendment and Restatement of the Company dated June 8, 2011, as amended (the “Articles of Incorporation”) provide that no Person shall Beneficially Own shares of any class or series of Equity Shares in excess of, with respect to each such class or series, 9.8% (by number or value) of the outstanding shares of such Equity Shares.

(ii) The Articles of Incorporation provide that a majority of the Board of Directors will be Independent Directors, except for a period of 90 days after the death, removal, or resignation of an Independent Director. Independent Directors shall nominate replacements for vacancies in the Independent Director positions and no other Person has the right to nominate such replacements.

(iii) The Articles of Incorporation provide that the Board of Directors are responsible for setting the general policies of the Company and for the general supervision of its business; however, the Board Directors may, at their option, appoint, employ, or contract with any Person as an Advisor and may grant or delegate such authority to the Advisor as the Board of Directors may, in their sole discretion, deem necessary or desirable. The term or retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times and terms that a particular Advisor may be retained.

(iv) As of the date of this Guaranty, the Company has retained CNL Healthcare Corp., a Florida corporation, as its current Advisor.

(v) The Company’s stated investment objectives in the Articles of Incorporation are to invest in diversified portfolio of assets that will allow the Company to pay attractive and steady cash dividends, preserve, protect and grow the Invested Capital, and explore liquidity options in the future, including the sale of either the Company or the Company’s Assets, potential merger opportunities, or the Listing of Common Shares. The Independent Directors are required to review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company are in the best interest of its stockholders.

GUARANTY AGREEMENT	Page 9

(vi) The Company’s funds will at all times be kept separate and apart from any Affiliated entity or the Advisor.

(vii) The proceeds of the Loan, or assets purchased with such proceeds, will not be transferred to any of the following Persons: CHT Acworth GA Owner, LLC, a Delaware limited liability company; CHT Harborchase Assisted Living Owner, LLC, a Delaware limited liability company; Cypress Dallas, LP, a Texas limited partnership; CLP Moline IL Assisted Living Owner, LLC, a Delaware limited liability company; CLP Moline IL Memory Care Owner, LLC, a Delaware limited liability company; CLP Carson City NV Owner, LLC, a Delaware limited liability company; CLP Godfrey IL Owner, LLC, a Delaware limited liability company; and CLP Laurel Creek GA Owner, LLC, a Delaware limited liability company (collectively, the “Non-Company Related Entities”), other than in a bona fide arm’s length transaction where the proceeds are used to acquire property, goods, or services.

(viii) The source of repayment of the Loan is separate from and unrelated to the sources of repayment on the following loans from Synovus Bank, a Lender, to the Non-Company Related Entities: $15,073,041.00 loan to CHT Acworth GA Owner, LLC, a Delaware limited liability company; $17,328,027 loan to CHT Harborchase Assisted Living Owner, LLC, a Delaware limited liability company; $22,500,000.00 loan to Cypress Dallas, LP, a Texas limited partnership; and $30,000,000 loan to CLP Moline IL Assisted Living Owner, LLC, a Delaware limited liability company; CLP Moline IL Memory Care Owner, LLC, a Delaware limited liability company; CLP Carson City NV Owner, LLC, a Delaware limited liability company; CLP Godfrey IL Owner, LLC, a Delaware limited liability company; and CLP Laurel Creek GA Owner, LLC, a Delaware limited liability company.

(ix) Borrowers do not control, are not controlled by, or are not under common control with any of the Non-Company Related Entities. For purposes of this Section 15(h)(ix), Borrowers are deemed to “control” Non-Company Related Entities if they, directly or indirectly, or acting through or in concert with one or more persons: (A) own, control, or have the power to vote ten (10%) percent or more of any class of voting securities of a Non-Company Related Entity; (B) control in any manner the election of a majority of the directors of a Non-Company Related Entity; or (C) have the power to exercise a controlling influence over the management or policies of a Non-Company Related Entity.

For purposes of this Section 15(h), the terms “Advisor,” Affiliated,” “Assets,” “Beneficially Own,” “Common Shares,” “Equity Shares,” “Independent Directors,” “Invested Capital,” “Listing,” “Person” and “Real Estate” shall have the meaning given such terms in the Articles of Incorporation.

GUARANTY AGREEMENT	Page 10

All of the foregoing representations and warranties shall be deemed remade on the date of the first disbursement of Loan proceeds, on the date of each advance of Loan proceeds, and upon any extension of the Loan pursuant to the Loan Agreement. Guarantor hereby agrees to indemnify and hold Agent and each Lender free and harmless from and against all loss, cost, liability, damage, and expense, including reasonable attorney’s fees and costs, which Agent or any Lender may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.

16. Guarantor shall deliver or cause to be delivered to Agent all of the Guarantor financial statements to be delivered in accordance with the terms of the Loan Agreement.

17. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor.

18. THIS GUARANTY, THE NOTE, AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN SECURED HEREBY WERE NEGOTIATED IN THE STATE OF OHIO, AND DELIVERED BY GUARANTOR OR BORROWER, AS APPLICABLE, AND ACCEPTED BY AGENT IN THE STATE OF OHIO, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION OF THE IMPROVEMENTS AND PERFORMANCE OF THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OHIO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

19. The Lenders shall be entitled to honor any request for Loan proceeds made by Borrower and shall have no obligation to see to the proper disposition of such advances. Guarantor agrees that its obligations hereunder shall not be released or affected by reason of any improper disposition by Borrowers of such Loan proceeds.

20. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

GUARANTY AGREEMENT	Page 11

IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of Ohio as of the date first written above.

GUARANTOR:

CNL HEALTHCARE PROPERTIES, INC., a Maryland corporation

By:	/s/ Steven M. Wortman
Steven M. Wortman, Senior Vice President

GUARANTY AGREEMENT	Page 12